Exhibit (a) (1) (C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

PORTEC RAIL PRODUCTS, INC.

Pursuant to the Offer to Purchase dated February 26, 2010

by

FOSTER THOMAS COMPANY
a wholly owned subsidiary

of

L.B. FOSTER COMPANY

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 25, 2010, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent, must be used to accept the Offer (as defined below) if certificated Shares are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Computershare Trust Company of New York (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

by mail:	by facsimile transmission:	by hand or overnight courier:

Computershare Trust Company, N.A. c/o Corporate Actions — Portec Rail Products, Inc. P.O. Box 43011 Providence, RI 02940-3011	(For Eligible Institutions only) 617-360-6810 Confirmation of Facsimile Transmissions by Telephone: 781-575-2332	Computershare Trust Company, N.A. c/o Corporate Actions — Portec Rail Products, Inc. 250 Royall Street Canton, MA 02021

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

The Guarantee included herein must be completed.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Foster Thomas Company, a West Virginia corporation (“Purchaser”) and a wholly-owned subsidiary of L.B. Foster Company, a Pennsylvania corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 26, 2010 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Throughout this Notice of Guaranteed Delivery, the terms “Shares” or “Shares” shall mean outstanding shares of Portec Rail Products, Inc. common stock, par value $1.00 per share.

Name(s) of Record Holder(s):

Number of Shares of Common Stock Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)

Area Code and Telephone No.(s):

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Account No.:

Transaction Code No.:

Signature(s) of Holders:

Dated:  , 2010

GUARANTEE

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at the Depository Trust Company (the “Book-Entry Transfer Facility”), in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:	Address:

(Authorized Signature)	(Zip Code)

Name:

(Please type or print)

Title:

Area Code and Telephone Number	Dated:

Note:	Do not send Share Certificates with this notice. Share Certificates should be sent with your properly completed and duly executed Letter of Transmittal.

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